AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2003.

                                                    REGISTRATION NO. 333-
============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933

                     ---------------------------------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


MASSACHUSETTS                                            04-2240991
---------------------------------                        ---------------------
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization                            Identification No.)


829 MIDDLESEX TURNPIKE, BILLERICA, MA                         01821
---------------------------------------------------         ---------
(Address of Principal Executive Offices)                    (Zip Code)

                                 ---------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                       2002 COMBINATION STOCK OPTION PLAN

     EMPLOYMENT AGREEMENT BETWEEN AMERICAN SCIENCE AND ENGINEERING, INC. AND
                     RALPH S. SHERIDAN, DATED JULY 11, 2002

     EMPLOYMENT AGREEMENT BETWEEN AMERICAN SCIENCE AND ENGINEERING, INC. AND
                   RALPH S. SHERIDAN, DATED SEPTEMBER 25, 1999

     EMPLOYMENT AGREEMENT BETWEEN AMERICAN SCIENCE AND ENGINEERING, INC. AND
                  RALPH S. SHERIDAN, DATED SEPTEMBER 26, 1996
                       ----------------------------------
                           (Full Title of the Plan(s))

                            STEVEN R. LONDON, ESQUIRE
                        BROWN RUDNICK BERLACK ISRAELS LLP
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 856-8200
                      -------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


============================================================================
------------------------------ ----------------- --------------------- ---------------------- -------------------
Title of Each Class of         Amount to be      Proposed Maximum      Proposed Maximum       Amount of
Securities to be Registered    Registered        Offering Price Per    Aggregate Offering     Registration Fee
                                                 Share (1)             Price(1)
------------------------------ ----------------- --------------------- ---------------------- -------------------
Common Stock, $.66 2/3 par     1,015,000(2)      13.035(3)             $13,230,525            $1,217.21
value
------------------------------ ----------------- --------------------- ---------------------- -------------------
Rights to Purchase Common      1,015,000         ---                   ---                    ---
Stock (4)
------------------------------ ----------------- --------------------- ---------------------- -------------------
============================================================================

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

     (2) Includes (a) 340,000 shares that may be issued upon exercise of options issued under the 2002 Combination Stock Option Plan; (b) 225,000 shares that may be issued upon exercise of options issued pursuant to the Ralph Sheridan Employment Agreement dated July 11, 2002; (c) 225,000 shares that may be issued upon exercise of options issued pursuant to the Ralph Sheridan Employment Agreement dated September 25, 1999; and (d) 225,000 shares that may be issued upon exercise of options issued pursuant to the Ralph Sheridan Employment Agreement dated September 26, 1996. Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

     (3) Based upon the average high and low prices for the Registrant's Common Stock, $.66 2/3 par value (the "Common Stock"), on December 31, 2002 as reported by the American Stock Exchange.

     (4) On April 9, 1998, the Board of Directors of the Registrant declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. The 1,015,000 rights registered by this registration statement represent one right issued in connection with each share of Common Stock. Each right entitles the holder to purchase from the Registrant one one-thousandth of a share of Series A Junior Participating Preferred Stock at a price of $60.00 per one one-thousandth of a preferred share. The rights are exercisable only upon the occurrence of certain events described in that certain rights agreement between the Registrant and American Stock Transfer & Trust Co., as rights agent. Such presently indeterminable number of rights are also registered by this registration statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock. The rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 001-06549) under the Exchange Act with the Securities and Exchange Commission (the "Commission"), and the description of the Rights contained in the Registrant's Registration Statement on Form 8-A (File No. 001-06549), filed on April 15, 1998, with the Commission, and all amendments thereto and reports filed for the purpose of updating such descriptions.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors, officers, employees or other agents of a corporation to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors, officers, employees or other agents of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

      Article VI of the Registrant's Restated Articles of Organization, as amended, provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director provided, however, that this limitation does not eliminate liability of a director for any breach of a director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, or under Sections 61 or 62 of Chapter 156B of the Massachusetts General Laws which deal with unauthorized distributions and loans to insiders.

      Article VI of Registrant's By-Laws provides, in substance, that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as one of its directors or officers or is or was serving at the Registrant's request as a director, trustee or officer of another corporation or entity. The indemnification provisions apply to expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as one of the Registrant's directors or officers or as a director, trustee or officer of such affiliated corporation or entity. No person, however, has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that the person's action was in the Registrant's best interest. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the Registrant's best interest. The right of indemnification contained in the Registrant's By-Laws is non-exclusive and is in addition to any other rights such person may have.

      The Registrant has also entered into indemnification agreements with all of its directors and executive officers. In general, these agreements provide that the Registrant will indemnify and advance expenses to the directors and executive officers to the fullest extent permitted by law. More specifically, the Registrant must indemnify its directors and executive officers if, by reason of the director's or executive officer's corporate status, he or she is, or is threatened to be made, a party to or is otherwise involved in any legal proceeding brought by: (1) persons other than the Registrant; or (2) or in the right of the Registrant. The director or executive officer will only be indemnified, however, if he or she acted in good faith and is adjudged not to have received an improper personal benefit. In a claim brought by or on behalf of the Registrant, no indemnification will be made if the director or executive officer is adjudged to be liable to the Registrant unless a court deciding the matter decides otherwise. Finally, notwithstanding the foregoing discussion, if a director or executive officer is successful on the merits of a proceeding, he or she will be indemnified to the maximum extent permitted by law from all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

Item 8.  EXHIBITS.

EXHIBIT         DESCRIPTION OF EXHIBIT                                                              PAGE
4.1             Restated Articles of Organization of the Registrant, as amended by: (a)                  *
                Articles of Amendment dated March 28, 1973; (b) Articles of
                Amendment dated May 17, 1976; (c) Articles of Amendment dated
                October 29, 1976; (d) Articles of Amendment dated November 5,
                1996 (each of the foregoing is filed as Exhibit 4.1 to the
                Registrant's Registration Statement on Form S-8 filed on May 28,
                1997 (Reg. No. 333-27929) ; and (e) Certificate of Vote of
                Directors Establishing a Class or Series of Stock dated April
                14, 1998 (filed as Exhibit 4.1 to the Registrant's Registration
                Statement on Form S-8 filed on December 24, 1998 (Reg. No.
                333-69717).

4.2             By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to                     *
                Registrant's Registration Statement on Form S-7, Registration No. 2-56452
                and Exhibits D and E to the Registrant's Proxy Statement dated and filed with the Commission on September 10, 1996 (File No. 1-6459)).

4.3             Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form               *
                S-7).

4.4             Shareholder Rights Agreement (including form of Right Certificate, attached              *
                as Exhibit B thereto) dated as of April 17, 1998 between Registrant and
                American Stock Transfer & Trust Co., Inc., as Rights Agent (filed as Exhibit
                4 to the Current Report on Form 8-K filed on April 15, 1998).




5.1             Legal Opinion of Brown Rudnick Berlack Israels LLP.                                    Filed
                                                                                                     Herewith
23.1            Consent of Brown Rudnick Berlack  Israels LLP (Included in its legal opinion filed as Exhibit 5.1 to this Registration Statement).

23.2            Consent of Independent Accountants (omitted pursuant to Rule 437(a)).                   **

24              Power of Attorney. (Included on the signature page of this Registration
                Statement).

99.1            American Science and Engineering, Inc. 2002 Combination Stock Option Plan.             Filed
                                                                                                     Herewith

99.2            Employment Agreement between American Science and Engineering,  Inc. and Ralph         Filed
                S. Sheridan, dated July 11, 2002.                                                    Herewith

99.3            Employment Agreement between American Science and Engineering,  Inc. and Ralph         Filed
                S. Sheridan, dated September 25, 1999.                                               Herewith

99.4            Employment Agreement between American Science and Engineering,  Inc. and Ralph         Filed
                S. Sheridan, dated September 26, 1996.                                               Herewith

---------------------------------------------------
* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

** After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen LLP to the incorporation in this Registration Statement of its report with respect to the Registrant's consolidated financial statements, which appeared in the Registrant's Annual Report on Form 10-K for the year ended March 31, 2002. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without a written consent from Arthur Andersen LLP. As a result, participants entitled to receive options under the plans registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant's consolidated financial statements for the year ended March 31, 2002.


Item 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on January 3, 2003.

                                  AMERICAN SCIENCE AND ENGINEERING, INC.
                                  (Registrant)

                                  /s/ Ralph S. Sheridan
                                  --------------------------------------
                                  By: Ralph S. Sheridan, President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan and Edwin L. Lewis, and each of them (with full power to each of them to act alone), his and true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                  TITLE                                   DATE

/S/ RALPH S. SHERIDAN                         Director and President                               January 3, 2003
-------------------------                     (Principal Executive Officer)
Ralph S. Sheridan

/S/ PAUL THEODORE OWENS                       Chief Financial Officer,                             January 3, 2003
-------------------------                     Treasurer and Vice President
Paul Theodore Owens                           (Principal Accounting and Financial Officer)

/S/ ROGER P. HEINISCH                         Director                                             January 3, 2003
-------------------------
Robert P. Heinisch

/S/ HAMILTON W. HELMER                        Director                                             January 3, 2003
-------------------------
Hamilton W. Helmer

/S/ DONALD J. MCCARREN                        Director                                             January 3, 2003
-------------------------
Donald J. McCarren

/S/ ERNEST J. MONIZ                           Director                                             January 3, 2003
-------------------------
Ernest J. Moniz

/S/ WILLIAM E. ODOM                           Director                                             January 3, 2003
-------------------------
William E. Odom

/S/ CARL W. VOGT                              Director                                             January 3, 2003
-------------------------
Carl W. Vogt

                                  EXHIBIT INDEX

EXHIBIT         DESCRIPTION OF EXHIBIT                                                              PAGE
4.1             Restated Articles of Organization of the Registrant, as amended by: (a)                *
                Articles of Amendment dated March 28, 1973; (b) Articles of
                Amendment dated May 17, 1976; (c) Articles of Amendment dated
                October 29, 1976; (d) Articles of Amendment dated November 5,
                1996 (each of the foregoing is filed as Exhibit 4.1 to the
                Registrant's Registration Statement on Form S-8 filed on May 28,
                1997 (Reg. No. 333-27929) ; and (e) Certificate of Vote of
                Directors Establishing a Class or Series of Stock dated April
                14, 1998 (filed as Exhibit 4.1 to the Registrant's Registration
                Statement on Form S-8 filed on December 24, 1998 (Reg. No.
                333-69717).

4.2             By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to                   *
                Registrant's Registration Statement on Form S-7, Registration No. 2-56452
                and Exhibits D and E to the Registrant's Proxy Statement dated and filed with the Commission on September 10, 1996 (File No. 1-6459)).

4.3             Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form             *
                S-7).

4.4             Shareholder Rights Agreement (including form of Right Certificate,                     *
                attached as Exhibit B thereto) dated as of April 17, 1998 between
                Registrant and American Stock Transfer & Trust Co., Inc., as Rights Agent
                (filed as Exhibit 4 to the Current Report on Form 8-K filed on April 15,
                1998).

5.1             Legal Opinion of Brown Rudnick Berlack Israels LLP.                              Filed Herewith

23.1            Consent of Brown Rudnick Berlack Israels LLP. (Included  in its legal opinion filed as Exhibit 5.1 to this Registration Statement).

23.2            Consent of Independent Accountants (omitted pursuant to Rule 437(a)).                  **

24              Power of Attorney. (Included on the signature page of this Registration
                Statement).

99.1            American Science and Engineering, Inc. 2002 Combination Stock Option Plan .      Filed Herewith

99.2            Employment Agreement between American Science and Engineering, Inc. and          Filed Herewith
                Ralph S. Sheridan, dated July 11,2002.

99.3            Employment Agreement between American Science and Engineering, Inc. and          Filed Herewith
                Ralph S. Sheridan, dated September 25, 1999.

99.4            Employment Agreement between Americans Science and Engineering,  Inc. and        Filed Herewith
                Ralph S. Sheridan, dated September 26, 1996.


---------------------------------------------------
* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

** After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen LLP to the incorporation in this Registration Statement of its report with respect to the Registrant's consolidated financial statements, which appeared in the Registrant's Annual Report on Form 10-K for the year ended March 31, 2002. Under these circumstances, Rule 437(a) under the Securities Act permits this Registration Statement to be filed without a written consent from Arthur Andersen LLP. As a result, participants entitled to receive options under the plans registered hereby may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act, for any untrue statement of a material fact or any omission to state a material fact, contained in the Registrant's consolidated financial statements for the year ended March 31, 2002.